UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 28, 2009

                            IntegraMed America, Inc.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-20260                6-1150326
 -----------------------------   -----------------------   -------------------
 (State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                   Two Manhattanville Road, Purchase, NY 10577
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (914) 253-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

         See Item 4.02 below.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         On March 28, 2009, the management of IntegraMed America, Inc. (the "Company"), following discussions with the Securities and Exchange Commission (the "SEC"), concluded and subsequently reported to the Audit Committee of the Company's Board of Directors (the "Audit Committee") that the Company's audited financial statements for the years ended December 31, 2004, 2005, 2006 and 2007, the Company's unaudited financial statements for each of the first, second and third quarters of 2004, 2005, 2006, 2007 and 2008 and the Company's results of operations for the year ended December 31, 2008 (collectively, the "Relevant Periods") should no longer be relied upon and will be restated due to a modification in the timing of revenue recognition associated with the Company's Attain(TM) IVF Program (formerly known as the IntegraMed Shared Risk(R) Refund Program).

         The Attain IVF Program is an in vitro fertilization treatment plan in which enrolled patients pay an up front lump-sum fee, 70% to 100% of which is refunded in the event the treatment plan is not completed or treatment does not result in a take home baby. The Company has generally recorded expenses associated with the Attain IVF Program as incurred.

         Our previous revenue recognition policy had generally recognized the non-refundable patient fees (generally 30% of the contracted amount) as revenue upon the completion of the first treatment cycle and we now recognize the non-refundable fees based on the relationship of the relative fair value of each treatment to the total fair value of the treatment package available to each patient. We also recognize a "warranty reserve" representing the estimated cost of services to be provided in the event a qualified patient miscarries. This restatement only impacts the timing of the revenue recognition for a portion of the total fees that we collect from our customers (generally 30% of the contracted amount). The revenue recognition of the remaining contracted amount is unchanged and will continue to be recognized upon pregnancy.

         The cumulative effect of this change in policy as of December 31, 2008, is to defer approximately $3.5 million of revenue into 2009 which would have been recognized in 2008. Similarly we recognized a substantial amount of revenue in 2008 which had been deferred from 2007. The change in revenue on our financial statements for the years ended December 31, 2008, 2007 and 2006 is illustrated below (000's):

                                                For the twelve months ended
                                                          December 31,
                                                -------------------------------

                                                2008         2007         2006
                                               ------       ------       ------

Revenue recognized from prior year ......       2,796        1,964        1,344
Revenue deferred to future year .........      (3,477)      (2,796)      (1,964)
                                               ------       ------       ------
     Net change in annual revenue .......        (681)        (832)        (620)
                                               ======       ======       ======

   The change in the timing related to revenue recognition had the following effects:

                                                        2008         2007         2006
                                                        ----         ----         ----

Revenue as reported................................   $198,084    $151,998    $126,438
Net change in reported revenue.....................       (681)       (832)       (620)
                                                      --------    --------    --------
Revenue as restated................................   $197,403    $151,166    $125,818
                                                      ========    ========    ========

Income before income taxes as reported ............   $  6,454    $  4,952    $  3,731
Net change in reported revenue ....................       (681)       (832)       (620)
Net change in reserve for medical costs ...........        (58)        (58)        (64)
                                                      --------    --------    --------
Income before income taxes as restated ............   $  5,715    $  4,062    $  4,047
                                                      ========    ========    ========

Income tax provision as reported ..................   $  2,514    $  1,695    $    507
Net change in income taxes from above adjustments .       (288)       (304)       (244)
                                                      --------    --------    --------
Income tax provision as restated ..................   $  2,226    $  1,391    $    263
                                                      ========    ========    ========

Net income as reported ............................   $  3,940    $  3,257    $  3,224
Summary of above adjustments ......................       (451)       (586)       (440)
                                                      --------    --------    --------
Net income as restated ............................   $  3,489    $  2,671    $  2,784
                                                      ========    ========    ========

Diluted earnings per share as reported ............   $   0.45    $   0.39    $   0.39
Change in earnings per share from above adjustments      (0.05)      (0.07)      (0.05)
                                                      --------    --------    --------
Diluted earnings per share as restated ............   $   0.40    $   0.32    $   0.34
                                                      ========    ========    ========

Current liabilities as reported ...................   $ 47,329    $ 40,946    $ 25,687
Cumulative effect of restatement on liabilities ...      3,797       3,059       2,169
                                                      --------    --------    --------
Current liabilities as restated ...................   $ 51,126    $ 44,005    $ 27,856
                                                      ========    ========    ========

Shareholders' Equity as reported ..................   $ 53,158    $ 48,503    $ 40,834
Cumulative effect of restatement on
  Shareholders' Equity ............................     (2,405)     (1,954)     (1,368)
                                                      --------    --------    --------
Shareholders' Equity as restated ..................   $ 50,753    $ 46,549    $ 39,466
                                                      ========    ========    ========

         As a result of the foregoing, restated financial information for the relevant periods will be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, which the Company will file with the SEC today, March 31, 2009.

         The Audit Committee and the Company's Chief Financial Officer have discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered accounting firm, Amper, Politziner & Mattia, LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTEGRAMED AMERICA, INC.
                              (Registrant)
Date: March 31, 2009

                                By: /s/ John W. Hlywak, Jr.
                                    -------------------------------------------
                             Name: John  W. Hlywak, Jr.
                             Title: Executive Vice President
                                    and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)